[FIC LOGO]

                        Financial Industries Corporation
                             6500 River Place Blvd.
                               Austin, Texas 78730



Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Financial Industries Corporation, which will be held at the offices of the Company at 6500 River Place Blvd., Bldg. One, Austin, Texas 78730 on August 24, 2001, at 10:00 a.m. local time. For those of you who cannot be present at this meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it to us in the enclosed postage paid envelope at your earliest convenience. By returning your proxy promptly, you will assist us in reducing the Company's expenses relating to the meeting. You can revoke your signed proxy at any time before it is used.

We appreciate your support and cooperation in returning the enclosed proxy.


                                         Cordially,



                                        Roy F. Mitte
                                        Chairman, President and
                                        Chief Executive Officer

                        Financial Industries Corporation
                        6500 River Place Blvd., Bldg. One
                               Austin, Texas 78730



                            NOTICE OF ANNUAL MEETING
                           TO BE HELD August 24, 2001






Notice is hereby given that the 2001 Annual Meeting of Shareholders of Financial Industries Corporation is scheduled to be held at the 6500 River Place Blvd., Bldg. One, Austin, Texas 78730 on August 24, 2001, 10:00 a.m., local time, for the following purposes:

          1.   The election of thirteen Directors for the ensuing year.

          2. Such other business that may properly come before the meeting or any adjournment thereof.

Only those Shareholders of record at the close of business on July 16, 2001 (the "Record Date") will be entitled to notice of and vote at the meeting or any adjournment thereof.

The Proxy Statement accompanies this notice.

July 24, 2001

                                            By Order of the Board of Directors


                                            Steven P. Schmitt
                                            Secretary


                             YOUR VOTE IS IMPORTANT

We hope that you will be able to attend the meeting in person. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY in the enclosed envelope for which no postage is necessary if mailed in the United States. It will assist us in reducing the expenses of the Annual Meeting if shareholders who do not attend in person return the signed proxy promptly. You may revoke your proxy at any time before it is voted.

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS OF
                        Financial Industries Corporation
             6500 River Place Blvd., Bldg. One, Austin, Texas 78730

This Proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Financial Industries Corporation (FIC or the Company) for use at the Annual Meeting of Shareholders to be held August 24, 2001, at 6500 River Place Blvd., Bldg. One, Austin, Texas 78730. Solicitation of proxies may be made by mail and telephone and the expenses will be borne by FIC. The Company intends to reimburse broker-dealers and others for forwarding the proxy materials to beneficial owners of FIC's common stock. The approximate date on which this Proxy Statement and the enclosed Form of Proxy will be sent or given to shareholders is July 24, 2001.

A copy of FIC's Annual Report of Shareholders for the year ended December 31, 2000, including financial statements, has either been previously forwarded to Shareholders or is included with this Proxy Statement.

A copy of the Company's Annual Report to the Securities and Exchange Commission on form 10-K, including Financial Statements and Financial Schedules, may be obtained by Shareholders without charge upon the receipt of a written request addressed to Robert S. Cox, Financial Industries Corporation, 6500 River Place Blvd., Bldg. One, Austin, Texas 78730.

Only shareholders of record on the books of FIC at the close of business on July
16. 2001, will be entitled to vote at the Annual Meeting. At the close of business on such date, there were outstanding and entitled to vote 9,579,570 shares of common stock. Each shareholder of FIC common stock is entitled to one vote for each share standing in his or her name on the books of the Company, as of the Record Date, on all business to come before the meeting. However, in voting for Directors, each shareholder may cumulate votes for the election of Directors for those candidates whose names have been placed in nomination; that is, each Shareholder may cast as many votes as there are Directors to be elected multiplied by the number of shares then registered in his or her name and to cast all such votes for one candidate or distribute such votes among the nominees for Director in accordance with the Shareholder's choice. Each share will be entitled to thirteen (13) votes on a cumulative basis in voting for Directors. The right to vote cumulatively may be exercised only in the event that a Shareholder gives written notice of his decision to vote cumulatively to the Secretary of FIC on or before the day preceding the Annual Meeting. If any Shareholder complies with that written notice requirement, all Shareholders may cumulate their votes. FIC's management does not intend to request cumulative voting of their shares and is not aware of an intention by any Shareholder to do so. However, should any Shareholder elect to vote cumulatively, the person authorized to vote shares represented by executed proxies, if authority to vote for the election of Directors is not withheld, will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the Board of Directors' nominees as they may determine or, if authority to vote for a specific candidates has been withheld, among those nominees for whom authority to vote has not been withheld.

The proxy solicited by this Proxy Statement is revokable at any time prior to the exercise thereof at the meeting by written notice submitted to Steven P. Schmitt, Secretary, Financial Industries Corporation, 6500 River Place Blvd., Bldg. One, Austin, Texas 78730 or by delivery of a subsequent proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with instructions contained therein. Proxies submitted without specification will be voted to elect the nominees for Directors named herein.


                              ELECTION OF DIRECTORS

The following thirteen nominees are proposed for election as Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. All nominees are now Directors of the Company. All of the directors, other than S. Tim Casey, W. Lewis Gilcrease and Elizabeth T. Nash were elected at the 2000 annual shareholders meeting. Mr. Casey was appointed as a director in June 2001, to fill a vacancy created by the resignation of Dr. Jerome H. Supple. Dr. Gilcrease and Mrs. Nash, were appointed as directors in June 2001 to fill vacancies created by an increase in the number of directors from eleven to thirteen. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless authorization to do so is withheld in the proxy. If any nominee for election as Director is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons acting under the proxy will vote for such other person as management may recommend. An affirmative vote by a majority of those shares constituting at least a quorum at the Annual Meeting of Shareholders is required for the election of Directors. The Board of Directors recommends a vote "FOR" each of the nominees.

The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them are set forth on the following pages. The data supplied below is based on information provided by the nominees, except to the extent that such data is known to the Company.

Name              Age         Since      Director and Other Information

John D.           58          1991       Director of FIC since 1991.  Vice President, Investment
Barnett                                  Professionals, Inc. from 1996 to present. Vice President,
                                         Investments of Prudential Securities from 1983 to 1996.

S. Tim Casey      58          2001       Senior Vice President of FIC Property Management and
                                         FIC Realty Services, Inc. since 1996. Director, Real
                                         Estate Council of Austin since 1998.  Past President,
                                         Building Owners and Managers Association of Austin.


                                                           -2-

Name              Age         Since      Director and Other Information

Joseph F.         63          1992       Director of FIC since February 29, 1992. Vice President
Crowe                                    of FIC from February 29, 1992 to January 3, 1997. Vice
                                         President of InterContinental Life Corporation ("ILCO")
                                         from May 1991 to January, 1997.  Director of ILCO from
                                         May, 1991 until September, 1997.  Director and
                                         Executive Vice President of Investors Life Insurance
                                         Company of North America "Investors-NA") and
                                         Investors Life Insurance Company of Indiana ("Investors-
                                         IN") from June, 1991 to January, 1997.  Director and
                                         Executive Vice President of Family Life Insurance
                                         Company ("FLIC") from June, 1991 to January, 1997.

Jeffrey H.        48          1995       Director of FIC since May, 1995.  Vice President of FIC
Demgen                                   since August, 1996.  Vice President and Director of ILCO
                                         since August, 1996.  Director of FLIC since October,
                                         1992.  Executive Vice President of FLIC since August,
                                         1996.  Senior Vice President of FLIC from October,
                                         1992 to August, 1996.  Executive Vice President and
                                         Director of Investors - NA since August, 1996.  Senior
                                         Vice President and Director of Investors - NA from
                                         October, 1992 to June, 1995.  Executive Vice President
                                         and Director of Investors-IN since August, 1996.  Senior
                                         Vice President of Investors-IN from October, 1992 to
                                         June, 1995.

Theodore A.       61          1996       Vice President and Director of FIC since August, 1996.
Fleron                                   Vice President and Director of ILCO since May, 1991.
                                         Assistant Secretary of ILCO since June, 1990.  Senior
                                         Vice President, General Counsel, Assistant Secretary and
                                         Director of Investors - NA and Investors-IN since July,
                                         1992.  Senior Vice President, General Counsel, Director
                                         and Assistant Secretary of FLIC since August, 1996.


                                       -3-

Name              Age         Since      Director and Other Information

James M.          57          1976       Vice President and Treasurer of FIC since 1976;  Director
Grace                                    of FIC since 1976.  Vice President and Treasurer of
                                         ILCO since 1985; Director of ILCO since 1985.
                                         Executive Vice President, Treasurer and Director of
                                         Investors-IN since 1985;   Executive Vice President,
                                         Treasurer and Director of Investors-NA since 1989;
                                         Director since 1989.  Executive Vice President, Treasurer
                                         and Director of FLIC since 1991.

W. Lewis          69          2001       Dentist practicing in San Marcos, Texas.  Director of
Gilcrease                                ILCO from 1988 to June, 2001.  Director of FIC from
                                         1979 to July, 1991.

Roy F. Mitte      69          1976       Chairman of the Board, President and Chief Executive
                                         Office of FIC since 1976.  Chairman of the Board,
                                         President and Chief Executive Officer of ILCO and
                                         Investors-IN  since 1985.  Chairman of the Board,
                                         President and Chief Executive Officer of Investors-NA
                                         since December, 1988.  Chairman of ILG Securities
                                         Corporation since December 1988.  Chairman of the
                                         Board, President and Chief Executive Officer of FLIC
                                         since June, 1991.

M. Scott Mitte    44          2000       Director of FIC since October, 2000.  Director of ILCO
                                         from October, 2000 to June 2001.   Executive Director
                                         and Vice-President of the Roy F. and Joann Cole Mitte
                                         Foundation since 1999.

Elizabeth T.      51          2001       Director of ILCO from 1998 to June 2001.   Member of
Nash                                     the Board of Regents, Texas State University System from
                                         1993 through 1999, Chairman from 1997 to 1998, Vice-
                                         Chairman from 1996 to 1997.  Board member of the
                                         Development Foundation of Southwest Texas State
                                         University since 1987, Chairman from 1992 to 1997,
                                         Vice-Chairman from 1989 to 1992.

Frank Parker      72          1994       Private investor.  Prior to June, 1997, President of
                                         Gateway Tugs, Inc. and Par-Tex Marine, Inc., both of
                                         which are located in Brownsville, Texas and were engaged
                                         in operating and chartering harbor and intracoastal tug
                                         boats.  Director of FIC since May, 1994.


                                       -4-

Name              Age         Since      Director and Other Information

Thomas C.         58          1996       Director of FIC since August, 1996. Director of ILCO
Richmond                                 from March, 1994 to August, 1996.  Senior Vice
                                         President since January 1993 of Investors -NA and Investors-IN.


Steven P.         54          2000       Director of FIC since October, 2000.  Director of ILCO
Schmitt                                  since 1994.  Vice President of FIC and ILCO since
                                         October, 2000.  Executive Vice President of Family Life
                                         Insurance Company since October, 2000.  Executive Vice
                                         President of Investors-NA and Investors-IN since
                                         October, 2000.  Senior Vice President of Investors-NA
                                         and Investors-IN from April, 1992 through October, 2000
                                         and Director and Assistant Secretary of Investors-NA and
                                         Investors-IN since August, 1989.   Senior Vice President
                                         of Family Life Insurance Company from April, 1992
                                         through October, 2000 and Director of FLIC since June,
                                         1999.

                               EXECUTIVE OFFICERS

The following table sets forth the names and ages of the persons who currently serve as the Company's executive officers together with all positions and offices held by them with the Company. Officers are elected to serve at the will of the Board of Directors or until their successors have been elected and qualified.

Name                       Age              Positions and Offices

Roy F. Mitte               69               Chairman of the Board, President
                                            and Chief  Executive Officer

Jeffrey H. Demgen          48               Vice President

James M. Grace             57               Vice President and Treasurer

Steven P. Schmitt          54               Vice President and Secretary

In May 1991, Roy F. Mitte suffered a stroke, resulting in partial paralysis affecting his speech and mobility. Mr. Mitte continues to make the requisite decisions in his capacity as Chief Executive Officer, although his ability to communicate and his mobility are impaired.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during the period from January 1, 2000 through December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, other than with respect to (i) Mr. Parker, who filed a Form 5 in February, 2000, to report the transfer to him in February, 1998 of 2,000 shares of the Company's common stock upon the dissolution of his employer (Par-Tex Marine), (ii) Mr. M. Scott Mitte, who filed a Form 5 in February, 2001, to report his election as a director on October 13, 2000 and (iii) Steven P. Schmitt, who filed a Form 5 in February, 2001, to report his election as a director on October 13, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as of June 11, 2001 as to all persons who, to the knowledge of the Registrant, were the beneficial owners of five percent (5%) or more of the common stock of the Registrant.

                                                      Amount and Nature
Name and Address of                                   of Beneficial                Percent
Beneficial Owner                                      Ownership                    of Class   4

The Roy F. and Joann Cole Mite Foundation
6500 River Place Blvd., Bldg One
Austin, Texas 78730                                   1,552,206 1                  16.20%

Roy F. Mitte,
Chairman of the Board,
President and Chief Executive Officer
6500 River Place Blvd., Bldg. One
Austin, Texas  78730                                  1,625,127 1,2                16.96 %






                                       -6-

                                                      Amount and Nature
Name and Address of                                   of Beneficial                Percent
Beneficial Owner                                      Ownership                    of Class 4

Investors Life Insurance Company of North America
6500 River Place Blvd., Bldg. One
Austin, Texas  78701                                  1,427,073  3                 14.89%

Investors Life Insurance Company of Indiana
6500 River Place Blvd., Bldg. One
Austin, Texas  78701                                  663,682  3                   6.92%

Fidelity Management &
Research Company
82 Devonshire Street
Boston, MA 02109                                      1,307,020                    13.64%


(1) The Roy F. and Joann Cole Mitte Foundation is a non-profit corporation/membership organization and its two members are Roy F. Mitte and Joann Cole Mitte. The Internal Revenue Service has determined that the Foundation is exempt from federal income tax under section 501(a) of the Internal Revenue Code (the "Code") as an organization described in section 501(c)(3) of the Code. Roy F. Mitte is also Chairman, President and Chief Executive Officer of both FIC and ILCO. For purposes of this table, Mr. Mitte is deemed to have beneficial ownership of the shares owned by the Foundation.

(2) Includes shares owned individually by Mr. Mitte in addition to the shares owned by the Foundation.

(3) Represents shares owned by Investors-NA and Investors-IN and not treated as issued and outstanding. Investors-IN is a direct subsidiary of Investors-NA. Investors-NA is an indirect subsidiary of FIC. Assumes exercise of options held by Investors-NA to acquire shares of FIC.

(4) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Investors-NA have been exercised.

The following table contains information as of June 11, 2001 as to the Common Stock of the Registrant beneficially owned by each director, nominee and executive officer and by all executive officers and directors of the Registrant as a group. The information contained in the table has been obtained by the Registrant from each director and executive officer, except for the information known to the Registrant. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.

                               Amount and Nature of                  Percent of
Name                           Beneficial Ownership 1,2              Class

John Barnett                         2,000                                *
S. Tim Casey                        12,903 4                              *
Joseph F. Crowe                     56,500                                *
Jeffrey H. Demgen                   11,471 4                              *
Theodore A. Fleron                  23,357 4                              *
W. Lewis Gilcrease                      -0-
James M. Grace                      30,269 4                              *
Roy F. Mitte                     1,625,127 3                         16.96%
M. Scott Mitte                          33 4                              *
Elizabeth T. Nash                      220                                *
Frank Parker                        12,000                                *
Thomas C. Richmond                  16,224 4                              *
Steven P. Schmitt                   15,808 4                              *

All Executive Officers,
and Directors as
a group (13 persons)             1,805,912                           18.85%

 *  Less than 1%.


(1) Includes shares issuable upon exercise of options granted under the ILCO 1999 Non-Qualified Stock Option Plan to officers and directors who are also employees of FIC or its subsidiaries to the extent that such options are exercisable within 60 days.

(2) Includes shares converted from InterContinental Life Corporation in connection with the May 18, 2001 merger of ILCO with FIC. Shareholders of ILCO received 1.1 shares of FIC common stock for each share of ILCO common stock held by such shareholders.

(3) Includes 1,552,206 shares owned by the Roy F. and Joann Cole Mitte Foundation, 37,620 shares owned directly by Mr. Mitte and 35,301 shares allocated to Mr. Mitte's account under the Employees Savings and Investment Plan.

(4)  Includes  shares  beneficially   acquired  through   participation  in  the
     Employees Savings and Investment Plan, a group plan available to eligible employees of the Company and its subsidiaries.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the three other persons who were serving as executive officers of the Company at the end of 2000 and received cash compensation exceeding $100,000 during 2000:


                              Annual Compensation

                                                                                     Long Term
Name and                                                                             Compensation
Principal                                                                            Awards/Stock            All Other
Position                Year            Salary1           Bonus3         Other2      Options (Shares)        Compensation

Roy F. Mitte,
Chairman,               2000            $ 503,500         $2,500,000         -0-               -0-                -0-
President and           1999              503,500          2,500,000         -0-               -0-                -0-
Chief Executive         1998              503,500          2,500,000         -0-               -0-                -0-
Officer

James M.                2000              195,000             25,000         -0-               -0-                -0-
Grace, Vice             1999              195,000             20,000         -0-               -0-                -0-
President and           1998              195,000             25,000         -0-               -0-                -0-
Treasurer

Steven P.               20004             108,846             16,000         -0-               -0-                -0-
Schmitt, Vice
President and
Secretary

Jeffrey H.              2000              160,000             20,000         -0-               -0-                -0-
Demgen, Vice            1999              150,000             20,000         -0-               -0-                -0-
President               1998              145,384             15,000         -0-               -0-                -0-




(1) The salaries and bonuses set forth in the table were paid by ILCO, except that FIC and/or Family Life authorized payment of a portion of Mr. Mitte's salary in each of 1998, 1999 and 2000. The executive officers of FIC have also been executive officers of Family Life, the insurance subsidiary of FIC, and ILCO and its insurance subsidiaries. FIC and/or Family Life reimbursed ILCO (or, in the case of Mr. Mitte, authorized payment of) the following amounts as FIC's or Family Life's share of the executive officers' cash compensation and bonus for 1998,1999 and 2000 (i) Mr. Mitte:
     $1,111,821,  $1,111,821  and  $1,111,821,  respectively;  (ii)  Mr.  Grace:
     $64,152, $62,694 and $64,152, respectively; (iii) Mr. Schmitt: $39,888, and
     (iv) Mr. Demgen: $72,173, $76,500 and $81,000, respectively.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(3)  The data in this column represents the amount of annual bonus awarded.

(4) Steven P. Schmitt was appointed as an executive officer in the year 2000, thus only his compensation for the year 2000 is disclosed.


Option Grants in 2000

None of the persons named in the Summary Compensation Table, above, received a stock option grant during the year 2000.

Aggregated Options Exercised in 2000

No stock options were exercised during the year 2000 by individuals who were executive officers of the Company as of December 31, 2000.


Aggregated Stock Option Values

The following table sets forth information with respect to the unexercised options held by the executive officers of the Company. The value of unexercised in-the-money stock options at December 31, 2000 shown below are presented in accordance with SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the common stock of the Company relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in the following table will be realized.

The information set forth in the following table has not been adjusted to reflect the conversion of the common stock of ILCO to shares of FIC in connection with the May 18, 2001 merger of ILCO with FIC. Shareholders of ILCO received 1.1 shares of FIC common stock for each share of ILCO common stock held at the time of the merger.

                              Number of Unexercised                        Value of Unexercised
                                 Options Held at                           In-the-Money Options
                               December 31, 2000                           at December 31, 20001
Name                       Exercisable      Unexercisable              Exercisable      Unexercisable

Roy F. Mitte                  2,000          8,000                     $ 1,000           $ 4,000

Jeffrey H. Demgen             2,000          8,000                     $ 1,000           $ 4,000

James M. Grace                2,000          8,000                     $ 1,000           $ 4,000

Steven P. Schmitt             2,000          8,000                     $ 1,000           $ 4,000


(1) Based on the closing price of ILCO's common stock on NASDAQ on December 31, 2000 ($9.50).


Pension Plan Table

The following table sets forth estimated annual pension benefits payable upon retirement at age of 65 under the noncontributory defined benefit plan ("Pension Plan") to an employee in the final pay and years of service classifications indicated, assuming a straight life annuity form of benefit. The benefits are provided under a plan maintained by ILCO. The amounts shown in the table do not reflect the reduction related to Social Security benefits referred to below.

                                Years of Service

                                                                         30 or
Remuneration           15                20                25             more

$125,000           $29,437          $ 39,250          $ 49,062          $ 58,875
 150,000            35,325            47,100            58,875            70,650
 160,000            37,680            50,240            62,800            75,360
 175,000            41,212            54,950            68,687            82,425
 200,000            47,100            62,800            78,500            94,200

The normal retirement benefit provided under the Pension Plan is equal to 1.57% of final average eligible earnings less 0.65% of the participant's Social
Security covered compensation multiplied by the number of years of credited service (up to 30 years). The compensation used in determining benefits under the Pension Plan is the highest average earnings received in any five consecutive full-calendar years during the last ten full-calendar years before the participant's retirement date. The maximum amount of annual salary and bonus that can be used in determining benefits under the Pension Plan is $200,000 for any year prior to 1994 and is $150,000 for 1994, 1995, and 1996 and is $160,000
for 1997 and each subsequent year.

The annual eligible earnings, for 2000 only, covered by the Pension Plan (salary up to $160,000) with respect to the individuals reported in the Summary Compensation Table were as follows, with their respective years of credited service under the Pension Plan at December 31, 2000 being shown in parentheses:
Mr. Mitte, $160,000 (13 years), Mr. Grace, $160,000 (13 years), Mr. Demgen, $160,000 (8 years), and Mr. Schmitt, $108,846 (29 years).

                              EMPLOYMENT AGREEMENTS

(a) Mr. Mitte and FIC are parties to an employment agreement, providing for the employment of Mr. Mitte as Chairman, President and Chief Executive Officer of the Company. The agreement, which was initially effective February 25, 1982, provides for five-year terms and for automatic renewals for successive five-year periods, unless otherwise terminated in accordance with the terms of the agreement. The original agreement provided that the level of compensation will be fixed each year by agreement, but not less than $120,000 per year. In addition, the agreement provides that Mr. Mitte is entitled to reimbursement for reasonable business expenses and to participate in all fringe benefit plans and arrangements available generally to employees of the Company. On March, 24, 2001, the Compensation Committee of the Board of Directors recommended a modification to the employment agreement, effective as of the date of the closing of the proposed merger between the Company and FIC. The Compensation Committee recommended that the minimum level of compensation be increased to $503,500. In addition, the amendment would provide that Mr. Mitte is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee of the Board of Directors. Upon the occurrence of a change in control (as defined in the amendment), the amendment would provide that the amount of the bonus is to be fixed at the rate of $2.5 million per year. The amendment would further provide that (i) in the event of the death of Mr. Mitte, the rate of compensation which was being paid to him at that time will continue to be paid for a period of twelve months following the date of death and (ii) if the employment of Mr. Mitte is terminated during the term of the agreement, he is entitled to receive the payments otherwise due for the remainder of the then current term. The Board of Directors of the Company approved the recommendation of the Compensation Committee at its meeting on March 24, 2001. Subsequently, Mr. Mitte requested a modification of the proposed amendment whereby the period for which payments would be made in the event of his death would be for the remainder of the term of his employment then in effect and that the amount of such payments be based on both that monthly base salary then in effect and the bonus amount paid to him by FIC and ILCO for the year 2001. The Compensation Committee considered the request and recommended that the modification be approved by the Board of Directors. On April 4, 2001, the Board of Directors approved the recommendation of the Compensation Committee. Thereafter, the amendment to the employment agreement was executed by the parties.

( b) In addition, a subsidiary of the Company (ILCO) has an employment agreement with James M. Grace. From 1991 to January, 2001, James Grace had an employment agreement with ILCO, which would become effective upon the occurrence of certain events related to (i) the retirement or date of death or disability of Roy F. Mitte or (ii) the date that any person who is not currently a control person with respect to the Company acquired, or entered into an agreement to acquire, control of the Company, directly or indirectly. This agreement provided that Mr. Grace would be entitled to perform all of the duties of the position or positions held by him with the Company and all subsidiaries of the Company on the date immediately preceding the commencement date of the agreement and he would be entitled to an annual rate of compensation which is not less than the annual rate of compensation in effect as of the date immediately preceding the commencement date of the agreement.

This agreement was superseded by an employment agreement between ILCO and Mr. Grace which became effective on January 8, 2001. The new agreement provides for the employment of Mr. Grace through August 12, 2005 at a salary of $195,000 per year. Mr. Grace shall perform the duties he performed at the time of the effective date of the agreement, or other similar duties as may be assigned from time to time. The agreement may be terminated by the Company only in limited circumstances. In the event of a change of control of the Company, the remaining amounts payable under this agreement shall become immediately due and payable in one lump sum and the agreement shall terminate.


Directors' Compensation

Directors who are not officers or employees of the Company are paid a $5,000 annual fee, and are compensated $1,000 for each regular or special meeting of the Board of Directors which they attend in person.

Members of Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors with respect to the Chief Executive Officer's compensation. During the year 2000, the following directors were members of the Compensation Committee are John D. Barnett, Frank Parker and Jerome H. Supple.

Compensation Committee Interlocks and Insider Participation

Roy F. Mitte determines the compensation of all executive officers of the Company, other than the Chief Executive Officer. Mr. Mitte is the Chairman of the Board, President and Chief Executive Officer of the Company and ILCO. He also determined the compensation of all executive officers of ILCO, other than the Chief Executive Officer.

Reports on Executive Compensation and Report of Audit Committee

The following reports and the performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Chief Executive Officer's Report

The following report is made by Chief Executive Officer with respect to compensation policies applicable to the Company's executive officers, other than the Chief Executive Officer.

The goal of the Company's compensation policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining senior managers. Executive compensation is based on several factors, including corporate performance. While sales, earnings, return on equity and other performance measurers are considered in making annual executive compensation decisions, no formulas, pre-established target levels or minimum performance thresholds are used. Each executive officer's individual initiatives and achievements and the performance of the operations directed by the executive are integral factors utilized in determining that officer's compensation.

Since the executive officers of the Company are also executive officers of ILCO, they receive cash compensation from the Company and ILCO. In addition, the executive officers of both companies are provided long-term equity-based compensation in the form of stock options granted under the ILCO 1999 Stock Option Plan and ILCO's Savings and Investment (401K) Plan. They also participate in medical and pension plans that are generally available to employees of the Company and ILCO. The objectives of the ILCO 1999 Stock Option Plan and the 401K Plan are to create a strong link between executive compensation and shareholders return and enable senior managers to develop and retain a significant and long-term equity investment.

Under the Company's 1999 Stock Option Plan, options to buy FIC's common stock at 100% of the fair market value on the date of grant but in no event less than $6.8181 per share (as adjusted upon the merger of ILCO with FIC on May 18, 2001) can be granted to officers of the Company and its subsidiary and affiliated companies. The 1999 Stock Option Plan, which was adopted by ILCO in March, 1999 and became effective upon its approval by the shareholders of ILCO at the annual meeting on May 18, 1999, authorized the ILCO Board of Directors to grant options to purchase up to a maximum of 800,000 shares of ILCO's common stock. In connection with the May 18, 2001 merger of ILCO with FIC, each outstanding option to purchase shares of ILCO common stock under the 1999 Stock Option Plan was assumed by FIC and converted into an option to purchase the number of shares of FIC common stock, rounded up to the nearest 1/100 of a share, equal to the number of shares of ILCO common stock subject to the original option multiplied by 1.1. The exercise price per share of FIC common stock under the new option is equal to the former exercise price per share of ILCO common stock under the option immediately prior to the merger divided by 1.1, and rounded to the nearest penny. In accordance with the terms of the ILCO stock option plan under which the options were issued, any fractional shares resulting from the foregoing adjustments will be eliminated. All other terms of the options, including the vesting schedule, remain unchanged. At June 28, 2001, options to purchase 367,400 shares of FIC's common stock were outstanding, of which options to buy 26,400 shares were held by executive officers of the Company. FIC's Board of Directors administers the plan.

The Company's 401K Plan allows eligible employees to make voluntary contributions on a tax deferred basis. During 1997, the Plan was changed to provide for a matching contribution by participating companies. The match, which was in the form of shares of ILCO common stock prior to the merger of ILCO with FIC and FIC shares subsequent to the merger, is equal to 100% of an eligible participant's elective deferral contributions, as defined in the Plan, not to exceed 1% of the participant's plan compensation. Effective January 1, 2000, the Plan was amended to increase the match percentage from 1% to 2%. Allocations are made on a quarterly basis to the account of participants who have at least 250 hours of service in that quarter.

The 401K Plan also includes participant accounts which were transferred from the ILCO Employee Stock Ownership Plan ("ESOP"). The merger of the ILCO ESOP into the ILCO 401K Plan was approved in May, 1998. The ESOP was a noncontributory employee benefit plan available to all employees who have completed one year of service. Allocations of contributions were made to participants in accordance with their compensation. Vesting of participants in their accounts occurs in annual installments over a period of approximately ten years. As of March 31, 2001, that portion of the assets of the 401K Plan which represent participant accounts transferred from the ESOP consisted of 751,751 shares of ILCO's common stock of which 53,180 shares were allocated to executive officers of the Company and the balance of the shares were allocated to the other participants. In connection with the merger of ILCO with FIC, the ILCO shares in the ESOP were converted to FIC common stock, at the 1.1 to 1 exchange ratio.

The Company provide medical and pension benefits to their executive officers that are generally available to employees.

The foregoing report has been furnished by Roy F. Mitte.

Compensation Committee's Report

The Compensation Committee of the Board of Directors makes a recommendation to the Board of Directors each year with respect to the Chief Executive Officer's compensation for that year. For the year 2000, the Committee recommended that the Chief Executive Officer's compensation continue at the same level in effect for the year 1999. In addition, the Committee recommended that the Chief Executive Officer receive a cash bonus in the amount of $965,000.

The compensation policies and practices of the Compensation Committee are subjective and are not based upon specific criteria. The Committee did consider the Company's overall financial performance and its continuing progress in expense management, maintenance of a high quality investment portfolio and marketing of insurance products designed to generate an acceptable level of profitability. The Committee recognized the Chief Executive Officer's leadership role in the Company's performance and his ability to select, recruit and motivate qualified people to implement the Company's policies that have contributed to that performance.

Since the Chief Executive Officer's 2000 compensation is not based on any particular measures of the Company's performance, such as sales, earning or return on equity, there is no specific discussion in this report of the relationship of the Company's performance to the Chief Executive Officer's compensation for 2000.

The foregoing report is submitted by the members of the Compensation Committee


Performance Graph

The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five calendar years with the cumulative total return on The Nasdaq Stock Market (US) and an index of stocks of life insurance companies traded on Nasdaq over the same period (assuming the investment on December 31, 1995 of $100 in the Company's Common Stock, The Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq and the reinvestment of all dividends).

                          [PERFORMANCE GRAPH OMITTED]

                                            12/31/95       12/30/96     12/29/97     12/29/98      12/31/99     12/31/00

The Company (1)                             $100.00        $153.70      $ 272.00     $ 325.02      $ 135.10     $ 126.10
The Nasdaq Stock Market (US)                $100.00        $123.00      $ 150.70     $ 213.10      $ 394.80     $ 237.40
Index of Nasdaq Life Ins. Stocks (2)        $100.00        $129.00      $ 170.60     $ 256.00      $ 148.60     $ 164.20


(1) The dollar amounts for the Company's Common Stock are based on the closing bid prices on Nasdaq on the dates indicated.

(2) The Index of Nasdaq Life Insurance Stocks is comprised of life insurance companies whose stocks were traded on Nasdaq during the last five calendar years (38 issues listed during that period, of which 15 issues were traded on December 31, 2000). These peer companies were selected by the Company on a line-of-business basis.

                             AUDIT COMMITTEE REPORT


The Audit  Committee  of the Board of Directors  is  primarily  responsible  for providing assistance to the Board of Directors in fulfilling its responsibilities in matters relating to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC);
(ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board of Directors. The Audit
Committee makes periodic reports to the Board of Directors concerning its activities. Each of the members of the Audit Committee is "independent", as defined by the listing standards of the Nasdaq Stock Market, Inc.("NASDAQ"). A copy of the charter of the Audit Committee adopted by the Board of directors is attached as Annex "A" to the Proxy Statement

In the performance of its oversight responsibilities, the Audit Committee has reviewed with management the Company's audited financial statements for the year ended December 31, 2000.

The Audit Committee has discussed with the independent auditors the matters required to be discussed under the provisions of Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence. The Audit Committee also considered whether the provision of services by PricewaterhouseCoopers, LLP not related to the audit of the Company's financial statements and to the review of the Company's interim financial statements is compatible with maintaining the independence of PricewaterhouseCoopers.

On the basis of the reviews and discussions described above, in reliance on management and the independent auditors, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2000.

The foregoing report is submitted by the members of the Audit Committee

         John D. Barnett, Chairman
         Joseph F. Crowe 1
         Frank Parker
         Jerome H. Supple 2

          (1) Mr. Crowe was appointed to the Audit Committee in March, 2001 and participated in the review and discussion of the Form 10-K report for the year ended December 31, 2000.

          (2)  Dr. Supple resigned from the Board of Directors in June, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(a) As part of the financing arrangement for the acquisition of Family Life Insurance Company, Family Life Corporation ("FLC"), a subsidiary of FIC, entered into a Senior Loan agreement under which $50 million was provided by a group of banks. The balance of the financing consisted of a $30 million subordinated note issued by FLC to Merrill Lynch Insurance Group, Ins. ("Merrill Lynch") and $14 million borrowed by another subsidiary of FIC from an affiliate of Merrill Lynch and evidenced by a senior subordinated note in the principal amount of $12 million and a junior subordinated note in the principal amount of $2 million and $25 million lent by two insurance company subsidiaries of ILCO. The latter amount was represented by a $22.5 million loan from Investors-NA to FLC and a $2.5 million loan provided directly to FIC by Investors-CA. In addition to the interest provided under those loans, Investors-NA and Investors-CA were granted by FIC non-transferable options to purchase, in the amounts proportionate to their respective loans, up to a total of 9.9 percent of shares of FIC's common stock at a price of $10.50 per share ($2.10 per share as adjusted for the five-for-one stock split in November, 1996), equivalent to the then current market price, subject to adjustment to prevent dilution. In connection with the merger of FIC and ILCO on May 18, 2001, the option agreement was amended to provide that the number of shares which could be purchased upon exercise is 500,411, which number is equal to 9.9% of the number of shares of FIC common stock outstanding prior to the effective date of the merger. The original provisions of the options provided for their expiration on June 12, 1998 if not previously exercised. In connection with the 1996 amendments to the subordinated notes, as described below, the expiration date of the options were extended to September 12, 2006.

     On July 30, 1993, the subordinated indebtedness owed to Merrill Lynch and its affiliate was prepaid. The Company paid $38 million plus accrued interest to retire the indebtedness, which had a principal balance of approximately $50 million on July 30, 1993. The primary source of the funds used to prepay the subordinated debt was new subordinated loans totaling $34.5 million that FLC and another subsidiary of FIC obtained from Investors-NA. The principal amount of the new subordinated debt is payable in four equal annual installments in 2000, 2001, 2002 and 2003 and bears interest at an annual rate of 9%. The other terms of the new debt are substantially the same as those of the $22.5 million subordinated loans that Investors-NA had previously made to FLC and that continue to be outstanding.

     In June, 1996, the provisions of the notes from Investors-NA to FIC, Family Life Corporation ("FLC") and Family Life Insurance Investment Company ("FLIIC") were modified as follows: (a) the $22.5 million note was amended to provide for twenty quarterly principal payments, in the amount of $1,125,000 each, to commence on December 12, 1996; the final quarterly principal payment is due on September 12, 2001; the interest rate on the note remains at 11%, (b) the $30 million note was amended to provide for forty quarterly principal payments, in the amount of $163,540 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $1,336,458; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, (c) the $4.5 million note was amended to provide for forty quarterly principal payments, in the amount of $24,531 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $200,469; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, (d) the $2.5 million note was amended to provide that the principal balance of the note is to be repaid in twenty quarterly installments of $125,000 each, commencing December 12, 1996 with the final payment due on September 12, 2001; the rate of interest remains at 12% and (e) the Master PIK note, which was issued to provide for the payment in kind of interest due under the terms of the $2.5 million note prior to June 12, 1996, was amended to provide that the principal balance of the note ($1,977,119) is to be paid in twenty quarterly principal payments, in the amount of $98,855.95 each, to commence December 12, 1996 with the final payment due on September 12, 2001; the interest rate on the note remains at 12%.


     In December, 1998, FLIIC was dissolved. In connection with the dissolution, all of the assets and liabilities of FLIIC became the obligations of FLIIC's sole shareholder (FIC). Accordingly, the obligations under the provisions of the $4.5 million note described above are now the obligations of FIC.

(b) The data processing needs of ILCO's and FIC's insurance subsidiaries are provided to ILCO's and FIC's insurance subsidiaries by FIC Computer Services, Inc. ("FIC Computer"), a subsidiary of FIC. Under the provisions of the data processing agreement FIC Computer provides data processing services to each subsidiary for fees equal to such subsidiary's proportionate share of FIC Computer's actual costs of providing those services to all of the subsidiaries. Family Life paid $1,758,000 and ILCO's insurance subsidiaries paid $2,427,000 to FIC Computer for data processing services provided during the year 2000.

(c) In 1995, Family Life entered into a reinsurance agreement with Investors-NA pertaining to universal life insurance written by Family Life. The reinsurance agreement is on a co-insurance basis and applies to all covered business with effective dates on and after January 1, 1995. The agreement applies to only that portion of the face amount of the policy which is less than $200,000; face amounts of $200,000 or more are reinsured by Family Life with a third party reinsurer.

(d)  In  1996,   Family  Life  entered  into  a   reinsurance   agreement   with
     Investors-NA, pertaining to annuity contracts written by Family Life. The agreement applies to contracts written on or after January 1, 1996.

(e) In January, 2001, the Compensation Committee of the Company recommended that the Company make a donation of $375,000 to the Roy F. and Joann Cole Mitte Foundation (the "Foundation"). At the Company's board meeting held on January 17, 2001, the Board of Directors approved the donation to the Foundation. A similar action was taken by the ILCO Compensation Committee and the ILCO Board of Directors in January, 2001 and a donation was made by ILCO to the Foundation in the amount of $375,000. The Foundation is a charitable entity exempt from federal income tax under section 501(a) of the Code as an organization described in section 501(c)(3) of the Code, and owns 16.03% of the outstanding shares of FIC's common stock. The sole members of the Foundation are Roy F. Mitte, Chairman, President and Chief Executive Officer of FIC, ILCO and their insurance subsidiaries, and his wife, Joann Cole Mitte.

(f) On May 22, 2001, the Board of Directors of the Company approved the purchase from James M. Grace of the shares of common stock owned by Mr. Grace at the current market price of $16.80. In accordance with the terms of the arrangement, the Company purchased 89,446 shares from Mr. Grace 117,515 shares of the common stock of the Company from the Company at a price of $16.80 per share. With respect to the shares allocated to Mr. Grace's accounts in the Employee Stock Ownership Plan and the Employee Savings and Investment Plan (28,069 shares), the Company agreed to defer the payment for said shares until such time that the shares may be distributed to Mr. Grace, or purchased from the accounts, in accordance with the terms and provisions of the plans;

(g) In June, 2001, the Company granted Mr. Roy F. Mitte a loan in the amount of $5 million. The loan, which bears interest at the rate of 7.5% per annum, is for a one-year period. The note provides for the quarterly payment of interest, prepayment of principal without penalty and final payment of principal and interest in June, 2002. As of the date of this Proxy Statement, Mr. Mitte had repaid $1.536 million of the principal amount of the loan.

                         BOARD, COMMITTEES AND MEETINGS


FIC's Board of Directors met formally four times during 2000. During the year ended December 31, 2000, all of the incumbent Directors at December 31, 2000 attended at least 75% of the aggregate number of meetings of the Board of Directors and respective Committees on which he or she served.

The Board has an Audit Committee, which met formally four times during 2000. The Directors serving on the Audit Committee during 2000 were John D. Barnett, Frank Parker and Jerome H. Supple. Mr. Crowe was appointed as a member of the Audit Committee in March, 2001. The responsibilities of the Audit Committee include:
(i) reviewing the scope of the annual audits of the financial statements of the Company, (ii) reviewing the audit results with the independent auditors and management and (iii) evaluating the performance of the independent auditors of the Company.

The members of the Compensation Committee during 2000 were: Messrs, Barnett and Parker and Dr. Supple. The Compensation Committee held one meeting during 2000, which was attended by all of the members of the Committee. The responsibilities of the Compensation Committee include recommending to the Board the amount and nature of the compensation paid by the Company to the Chief Executive Officer.

The Board does not have a nominating committee.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

FIC's accounting firm for the current year is PricewaterhouseCoopers, LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available for comment at the Shareholders Meeting and will be given an opportunity to respond to appropriate questions.

                   FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers, LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company's annual financial statements for the year 2000 of and reviews of quarterly financial statements,
(ii) financial information systems design and implementation work rendered in the year 2000 and (iii) all other services rendered in the year 2000. The table does not include fees paid to PricewaterhouseCoopers by ILCO and its subsidiaries for services rendered in the year 2000 with respect either ILCO or its subsidiaries:

                                                 Financial
                                                Information
                                                  Systems
                                                Design and
                                              Implementation
                           Audit Fees            Fees            All Other Fees


Fiscal Year 2000            $216,640            $ -0-                 $77,742


                              SHAREHOLDER PROPOSALS

It is contemplated by the management of FIC that the next Annual Meeting of the Shareholders of FIC will be held on or about May 23, 2002. Proposals submitted by any security holders and intended to be included in FIC's Proxy Statement and Form of Proxy relating to the meeting must be received by the Company at its principal executive offices no later than December 31, 2001 and must be in compliance with applicable laws and Securities and Exchange Commission regulations.

                               ADDITIONAL MATTERS

At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of FIC with respect to such matters.

Date: June 24, 2001
                                             By Order of the Board of Directors
                                             Financial Industries Corporation
                                             Steven P. Schmitt
                                             Secretary

                                     Annex A


                        Financial Industries Corporation

                             Audit Committee Charter


The Audit Committee ("the Committee"), of the Board of Directors of Financial Industries Corporation (the "Company"), will have the responsibilities and duties as described below:

ORGANIZATION


The Audit Committee will be comprised of three or more directors as determined by the Board of Directors. The members of the Audit Committee will meet the independence and experience requirements of the Nasdaq Stock Market, Inc.("NASDAQ"). The members of the Committee will be elected annually at the organizational meeting of the Board of Directors and will be listed in the annual report to shareholders. One of the members of the Audit Committee will be elected Committee Chair by the Board of Directors.

STATEMENT OF POLICY

The Audit Committee is a part of the Board of Directors. It's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board of Directors. The Audit Committee should have a clear understanding with the independent accountants that they must maintain free and open communications with the Audit Committee, and that the ultimate accountability of the independent accountants is to the Board of Directors and the Audit Committee. The Audit Committee will make periodic reports to the Board of Directors concerning its activities.

MEETINGS

The Audit Committee is to meet at least four times annually and as many additional times as the Audit Committee deems necessary. The Audit Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

Audit Committee members will strive to be present at all meetings. As necessary or desirable, the Audit Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Audit Committee meetings.

RESPONSIBILITIES AND PROCESSES

The following is a general description of the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide, with the understanding that the Audit Committee may supplement as needed and appropriate:

     Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board of Directors for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

     Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls.

     Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

     Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures. The Audit Committee will review annually with management the fee arrangement with the independent accountants.

     Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     Review the interim financial statements with management and the independent auditors prior to filing of the Company's Quarterly Report on Form 10-Q. Discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

     At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

          The annual  financial  statements and related  footnotes and financial
          information  to  be  included  in  the  Company's   annual  report  to
          shareholders and on Form 10-K.

          Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.
                                       A-2

     Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

     Other communications as required to be communicated to the Audit Committee by the independent accountants under generally accepted auditing standards.


Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

Recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants.

Review with management, internal audit and the independent accountants the adequacy and effectiveness of the legal and business ethics compliance programs of the Company that may have a material impact on the financial statements.






                                       A-3


                                      -24-